                                                                    Exhibit 32.2

                                  CERTIFICATION

         In connection with the periodic report of 724 Solutions Inc. (the "Company") on Form 10-Q for the period ended September 30, as filed with the Securities and Exchange Commission (the "Report"), I, Glenn Barrett, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

              (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

              (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.



Date: November 12, 2003                /S/ GLENN BARRETT
                                       -----------------------------------------
                                       Name: Glenn Barrett
                                       Title: Chief Financial Officer and
                                       Senior Vice-President, Corporate Services